                                                                     EXHIBIT 3.2


                                RESTATED BY-LAWS

                                       OF

                        WILSONS THE LEATHER EXPERTS INC.

                                TABLE OF CONTENTS

Section                                                                   Page
-------                                                                   ----

SHAREHOLDERS                                                               1
------------

1.01   Place of Meetings                                                   1
1.02   Regular Meetings                                                    1
1.03   Special Meetings                                                    1
1.04   Meetings Held Upon Shareholder Demand                               1
1.05   Adjournments                                                        2
1.06   Notice of Meetings                                                  2
1.07   Waiver of Notice                                                    2
1.08   Voting Rights                                                       2
1.09   Proxies                                                             2
1.10   Quorum                                                              3
1.11   Acts of Shareholders                                                3
1.12   Action Without a Meeting                                            3
1.13   Advance Notice Requirements                                         3

DIRECTORS                                                                  7
---------

2.01   Number, Qualifications and Classes of Directors                     7
2.02   Election of Directors; Vacancies                                    7
2.03   Intentionally Omitted                                               8
2.04   Place of Meetings                                                   8
2.05   Regular Meetings                                                    8
2.06   Special Meetings                                                    8
2.07   Waiver of Notice; Previously Scheduled Meetings                     8
2.08   Quorum                                                              9
2.09   Acts of Board                                                       9
2.10   Participation by Electronic Communications                          9
2.11   Absent Directors                                                    9
2.12   Action Without a Meeting                                            9
2.13   Committees                                                          9
2.14   Special Litigation Committee                                       10
2.15   Compensation                                                       10


                                       -i-

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Section                                                                  Page
-------                                                                  ----

OFFICERS                                                                  10
--------

3.01   Number and Designation                                             10
3.02   Chief Executive Officer                                            10
3.03   Chief Financial Officer                                            11
3.04   President                                                          11
3.05   Vice Presidents                                                    11
3.06   Secretary                                                          11
3.07   Treasurer                                                          11
3.08   Authority and Duties                                               11
3.09   Term                                                               12
3.10   Salaries                                                           12

INDEMNIFICATION                                                           12
---------------

4.01   Indemnification                                                    12
4.02   Insurance                                                          12

SHARES                                                                    12
------

5.01   Certificated and Uncertificated Shares                             12
5.02   Declaration of Dividends and Other Distributions                   13
5.03   Transfer of Shares                                                 13
5.04   Record Date                                                        13

MISCELLANEOUS                                                             14
-------------

6.01   Execution of Instruments                                           14
6.02   Advances                                                           14
6.03   Corporate Seal                                                     14
6.04   Fiscal Year                                                        14
6.05   Amendments                                                         14
6.06   Inapplicability of Control Share Acquisition Statute               14
6.07   Limited Applicability of Business Combination Statute              15

     This Table of Contents is not part of the By-Laws of the Corporation. It is intended merely to aid in the utilization of the By-Laws.

                                RESTATED BY-LAWS

                                       OF

                        WILSONS THE LEATHER EXPERTS INC.


                                  SHAREHOLDERS
                                  ------------

     Section 1.01 Place of Meetings. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

     Section 1.02 Regular Meetings. Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation.

     Section 1.03 Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by shareholders holding not less than 25 percent of the voting power of all shares of the Corporation entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting.

     Section 1.04 Meetings Held Upon Shareholder Demand. Within 30 days after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Board fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.

     Section 1.05 Adjournments. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held within 120 days after the date fixed for the original meeting.

     Section 1.06 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting except as specified in Section 1.05 or as otherwise permitted by law. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

     Section 1.07 Waiver of Notice. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     Section 1.08 Voting Rights. Subdivision 1. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

     Subdivision 2. The Board of Directors may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

     Section 1.09 Proxies. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The shareholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission, provided that the Corporation has no reason to believe that the telegram, cablegram or other electronic transmission was not authorized by the shareholder. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

     Section 1.10 Quorum. The holders of a majority of the voting power of the shares entitled to vote at a shareholders meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 1.11 Acts of Shareholders. Subdivision 1. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders.

     Subdivision 2. A shareholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a shareholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

     Section 1.12 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

     Section 1.13 Advance Notice Requirements. Subdivision 1. Only persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this Subd. 1.

          (a) Timing of Notice. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of nominations to be made at an annual meeting of shareholders must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the Corporation is called in accordance with Section 1.03 for the purpose of electing one or more directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder's notice of nominations to be timely it must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as described above.

          (b) Content of Notice. A shareholder's notice to the Corporation of nominations for a regular or special meeting of shareholders shall set forth (x) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) such person's name, (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (iii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (y) as to the shareholder giving the notice: (i) the name and address, as they appear on the Corporation's books, of such shareholder, (ii) the class or series (if any) and number of shares of the Corporation that are beneficially owned by such shareholder, and (iii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination that pertains to a nominee.

          (c) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Subd. 1 of this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Subd. 1 of this Section and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

     Subd. 2. The business conducted at any special meeting of shareholders of the Corporation shall be limited to the purposes stated in the notice of the special meeting pursuant to Section 1.06. At any regular meeting of shareholders of the Corporation, only such business (other than the nomination and election of directors, which shall be subject to Subd. 1 of this Section) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the Corporation entitled to vote at the meeting who complies with the notice procedures hereinafter set forth in this Subd. 2 of this Section.

          (a) Timing of Notice. For such business to be properly brought before any regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year's annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. To be timely, a shareholder's notice of any such business to be conducted at a regular meeting other than an annual meeting must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive office of the Corporation, not less than 90 days before such regular meeting or, if later, within 10 days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder's notice as required above.

          (b) Content of Notice. A shareholder's notice to the Corporation shall set forth as to each matter the shareholder proposes to bring before the regular meeting (v) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (w) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (x) the class or series (if any) and number of shares of the Corporation that are beneficially owned by the shareholder, (y) any material interest of the shareholder in such business, and (z) a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

          (c) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any regular meeting except in accordance with the procedures set forth in this Subd. 2 of this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Subd. 2 of this Section and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these By-Laws.

     Subd. 3. For purposes of this Section, "public announcement" means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Section 1.06.

     Subd. 4. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

                                    DIRECTORS
                                    ---------

     Section 2.01 Number, Qualifications and Classes of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than five nor more than eleven members. Directors shall be natural persons but need not be shareholders. The number of directors may be increased or decreased by the shareholders or by the Board of Directors from the number of directors on the Board of Directors immediately prior to the increase or decrease; provided, however, that any change by the shareholders in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than seventy-five percent (75%) of the voting power of all shares of capital stock of the corporation entitled to vote, voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. If such change shall not have been so approved by the shareholders or by the Board of Directors, the number of directors shall remain the same. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

     Section 2.02 Election of Directors; Vacancies. At the annual meeting of shareholders of the Corporation held in 2002, Class I directors shall be elected for a one-year term, Class II directors shall be elected for a two-year term and Class III directors shall be elected for a three-year term. At each succeeding annual meeting of shareholders of the Corporation beginning with the annual meeting held in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class even if that term shall extend beyond the next annual meeting of shareholders. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which the director's term expires and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship) during the term of the director, with or without cause, shall require the affirmative vote of not less than seventy-five percent (75%) of the voting power of all shares of capital stock of the corporation entitled to vote, voting together as a single class. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor even if that term shall extend beyond the next annual meeting of shareholders. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at a regular or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships may be governed by or pursuant to the applicable terms of the Articles of Incorporation or resolutions adopted by the Board of Directors of the corporation pursuant to the Articles of Incorporation of the Corporation, and such directors so elected shall not be divided into classes unless expressly provided by such terms.

     Section 2.03 Intentionally Omitted.

     Section 2.04 Place of Meetings. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board or by the Chief Executive Officer. A meeting may be held by conference among the directors using any means of communication through which the directors may simultaneously hear each other during the conference.

     Section 2.05 Regular Meetings. Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders or at such other time and place as the Board of Directors shall determine at a previous meeting of the Board of Directors, or as the Chief Executive Officer or President shall fix in a notice given to all directors not less than two days before the meeting, provided that when notice is mailed, at least four days' notice shall be given.

     Section 2.06 Special Meetings. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than two days' notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days' notice shall be given. The notice need not state the purpose of the meeting.

     Section 2.07 Waiver of Notice; Previously Scheduled Meetings. Subdivision
1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

     Subdivision 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

     Section 2.08 Quorum. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

     Section 2.09 Acts of Board. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the Board shall take action by the affirmative vote of the greater of (a) a majority of the directors present at a duly held meeting at the time the action is taken or (b) a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting.

     Section 2.10 Participation by Electronic Communications. A director may participate in a Board meeting by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. A director so participating shall be deemed present in person at the meeting.

     Section 2.11 Absent Directors. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as the vote of a director present at the meeting in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 2.12 Action Without a Meeting. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors.

     Section 2.13 Committees. Subdivision 1. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in Section
2.14 or otherwise provided by law.

     Subdivision 2. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

     Subdivision 3. Section 2.04 and Sections 2.06 to 2.12 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.

     Subdivision 4. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

     Section 2.14 Special Litigation Committee. Pursuant to the procedure set forth in Section 2.13, the Board may establish a committee composed of one or more independent directors or other independent persons to determine whether it is in the best interests of the Corporation to consider legal rights or remedies of the Corporation and whether those rights and remedies should be pursued. The committee, once established, is not subject to the direction or control of, or (unless required by law) termination by, the Board. To the extent permitted by law, a vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders to the extent permitted by law. The committee terminates when it issues a written report of its determinations to the Board.

     Section 2.15 Compensation. The Board may fix the compensation, if any, of directors.

                                    OFFICERS
                                    --------

     Section 3.01 Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

     Section 3.02 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall preside at all meetings of the shareholders and Board or shall designate another officer of the Corporation to preside; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) may maintain records of and certify proceedings of the Board and shareholders; and (e) shall perform such other duties as may from time to time be assigned by the Board.

     Section 3.03 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board, whenever requested, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time.

     Section 3.04 President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board.

     Section 3.05 Vice Presidents. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

     Section 3.06 Secretary. The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the shareholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these By-Laws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board.

     Section 3.07 Treasurer. The Treasurer shall perform such duties as may from time to time be assigned by the Board.

     Section 3.08 Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may,

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

without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

     Section 3.09 Term. Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

     Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

     Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

     Subdivision 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

     Section 3.10 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

                                 INDEMNIFICATION
                                 ---------------

     Section 4.01 Indemnification. The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

     Section 4.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                     SHARES
                                     ------

     Section 5.01 Certificated and Uncertificated Shares. Subdivision 1. The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

     Subdivision 2. Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary,

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

but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

     Subdivision 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

     Subdivision 4. A resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

     Section 5.02 Declaration of Dividends and Other Distributions. Subject to the Articles of Incorporation of the Corporation, the Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

     Section 5.03 Transfer of Shares. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

     Section 5.04 Record Date. The Board of Directors may fix a time, not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

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

                                  MISCELLANEOUS
                                  -------------

     Section 6.01 Execution of Instruments. Subdivision 1. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

     Subdivision 2. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

     Section 6.02 Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

     Section 6.03 Corporate Seal. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

                           "Corporate Seal Minnesota".

     Section 6.04 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

     Section 6.05 Amendments. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may, subject to the Articles of Incorporation of the Corporation, adopt or amend a By-Law that increases the number of directors.

     Section 6.06 Inapplicability of Control Share Acquisition Statute. Neither
Section 302A.671 of the Minnesota Business Corporation Act nor any successor statute thereto shall apply to, or govern in any manner, the Corporation or any control share acquisition of shares of capital stock of the Corporation or limit in any respect the voting or other rights of any existing or future shareholder of the Corporation or entitle the Corporation or its shareholders to any redemption or other rights with respect to outstanding capital stock of the Corporation that the Corporation or its shareholders would not have in the absence of

Section 302A.671 of the Minnesota Business Corporation Act or any successor statute thereto.

     Section 6.07 Limited Applicability of Business Combination Statute. Neither
Section 302A.673 of the Minnesota Business Corporation Act nor any successor statute thereto shall apply to any business combination (as defined in the Minnesota Business Corporation Act) of the Corporation with, with respect to, proposed by or on behalf of, or pursuant to any written or oral agreement, arrangement, relationship, understanding or otherwise with, any interested shareholder (as defined in the Minnesota Business Corporation Act) whose share acquisition date (as defined in the Minnesota Business Corporation Act) is either before the date on which the Corporation becomes a publicly held corporation (as defined in the Minnesota Business Corporation Act) or on that date, but prior to the time the Corporation becomes a publicly held corporation (or, to the extent permitted by the Minnesota Business Corporation Act, any affiliate or associate (each as defined in the Minnesota Business Corporation
Act) of any such interested shareholder), including Leather Investors Limited Partnership I, Lyle Berman, Morris Goldfarb, Joel Waller, David Rogers and Melville Corporation (and, to the extent permitted by the Minnesota Business Corporation Act, each affiliate and associate of any thereof). All references in this section to the Minnesota Business Corporation Act shall be deemed to be references to the Minnesota Business Corporation Act as in effect from time to time, including all amendments thereto after adoption of this section.




















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